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                                                                  EXHIBIT 23 (b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64314, 333-64306, 333-64304, 333-26243,
33-81852 and 33-8840) of 1st Source Corporation of our report dated February 15, 2000 relating to the consolidated financial statements appearing in the 1999 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K.



                                                    /s/PricewaterhouseCoopersLLP

Chicago, Illinois
March 12, 2002

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